Maxim Series Fund, Inc. Special Meeting of Shareholders
(UNAUDITED)

A Special Meeting of Shareholders was held on October 23, 2002 at 8525 East Orchard Road, Greenwood Village, Colorado for the following purposes:

To approve an amendment to the Fund's Articles of Incorporation ("charter") to effect a reverse stock split of the Portfolios' outstanding shares.

The votes cast in these matters were:

*All Abstain votes are treated as `present' for purposes of achieving a quorum and in determining the votes cast on the proposals, but not as having voted FOR the proposals (and therefore have the effect of a vote against).

Aggressive Profile I
          For:     36,213.578.490
          Against: 3,555,518.612
          Abstain*:2,524,738.988

Conservative Profile I
          For:     26,150,927.569
          Against: 478,974.522
          Abstain*:2,033,438.450

Moderate Profile I
          For:     56,658,514.538
          Against: 4,000, 605.610
          Abstain*:4,572,107.342

Moderately Aggressive Profile I
          For:     77,657,950.673
          Against: 2,798,425.199
          Abstain*:7,930,492.548

Moderately Conservative Profile I
          For:     22,962,724.207
          Against: 722,983.147
          Abstain*:954,300.326

Growth Index
          For:     111,262,426.751
          Against: 1,587,783.373
          Abstain*:1,009,420.876

U.S. Government Mortgage Securities
          For:     235,453,096.023
          Against: 251,526.336
          Abstain*:190,839.641

Value Index
          For:     146,803,732.430
          Against: 1,363,917.809
          Abstain*:384,721.761

Index 600
          For:     43,709,512.994
          Against: 2,293,297.677
          Abstain*:1,636,585.329

Stock Index
          For:     291,038,517.100
          Against: 14,689,694.030
          Abstain*:9,200,966.870

Short Duration Bond
          For:     130,887,578.090
          Against: 344,396.390
          Abstain*:5,052.520

T.Rowe Price Equity/Income
          For:     198,394,661.754
          Against: 3,905,843.699
          Abstain*:1,924,780.547

T.Rowe MidCap Growth
          For:     172,057,902.906
          Against: 2,845,016.347
          Abstain*:1,370,359.747

U.S. Government Securities
          For:     59,884,880.236
          Against: 4,511,368.314
          Abstain*:1,467,633.451

Loomis Sayles Bond
          For:     162,338,811.416
          Against: 1,490,657.020
          Abstain*:1,392,304.564

Templeton International Equity
          For:     127,241,102.611
          Against: 2,036,637.354
          Abstain*:943,526.035

Loomis Sayles Small-Cap Value
          For:     110,123,203.050
          Against; 612,876.988
          Abstain*:140,090.962

Bond
          For:     37,911,127.921
          Against: 2,469,843.649
          Abstain*:1,838,897.430

INVESCO ADR
          For:     92,998,233.847
          Against: 547,676.242
          Abstain*:350,116.911

Ariel Small-Cap Value
          For:     264,306,584.811
          Against: 3,767,236.876
          Abstain*:1,176,847.313

Ariel MidCap Value
          For:     65,453,006.556
          Against: 2,714,012.894
          Abstain*:1,855,673.550

Founders Growth & Income
          For:     80,933,491.906
          Against: 1,453,610.348
          Abstain*:94,204.746

INVESCO Small-Cap Value
          For:     96,100,984.690
          Against: 2,197,886.655
          Abstain*:847,846.655

INVESCO Balanced
          For:     121,723,431.347
          Against: 8,211,971.232
          Abstain*:6,651,947.421

Bond Index
          For:     136,497,955.048
          Against: 642,270.318
          Abstain*:513,816.634